Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (No. 333-265170 and 333-267646) and Forms S-8 (No.333-255511, 333-265169,  333-270416 and 333-277852) of Innoviz Technologies Ltd. of our report dated March 12, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 12, 2025